SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LIBERTY CORPORATION

                    GAMCO INVESTORS, INC.
                                 9/26/00              500-           34.3750
                                 9/25/00              200-           34.8750
                                 9/21/00            1,000-           35.8125
                                 9/14/00              250-           37.1250
                                 9/07/00            2,000-           37.8281
                                 9/06/00              200-             *DO

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.